CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Zhiyong Xu, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2004, that the Annual Report on Form 10-KSB of China Finance, Inc. for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of China Finance, Inc.

I, Liang Liao, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2004, that the Annual Report on Form 10-KSB of China Finance, Inc. for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of China Finance, Inc.

Dated: April 14, 2006

/s/ Zhiyong Xu	/s/ Liang Liao

Zhiyong Xu Chairman and Chief Executive Officer	Liang Liao Chief Financial Officer